UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 29, 2011
TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On August 29, 2011, TiVo amended its Master Marketing and Development Agreement (the “Marketing Agreement”), with Best Buy Stores, L.P. effective June 1, 2011.  Pursuant to this First Amendment to the Marketing Agreement (the “Amendment”), Best Buy and TiVo will continue their strategic marketing relationship, but TiVo is no longer required to share revenue with Best Buy and Best Buy is no longer held to a minimum annual marketing commitment.  The Amendment additionally includes a one-time payment from Best Buy to TiVo to resolve a prior revenue share overpayment by TiVo to Best Buy. Other provisions of TiVo's on-going Marketing Agreement with Best Buy, including the initial term of five (5) years, remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the provisions of the Amendment that will be filed as an exhibit with the Company's Form 10-Q for the fiscal quarter ended October 31, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: September 1, 2011	By:	/s/ Anna Brunelle
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)